UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                         Date of Report: August 21, 2003
                        (Date of earliest event reported)

                                   3M COMPANY
             (Exact name of registrant as specified in its charter)

                                 File No. 1-3285
                            (Commission File Number)

Delaware                                                              41-0417775
(State of incorporation)                                        (I.R.S. Employer
                                                          Identification Number)

3M Center                                                             55144-1000
St. Paul, Minnesota                                                   (Zip Code)
                    (Address of principal executive offices)

                  Registrant's telephone, including area code:
                                 (651) 733-1110



ITEM 5. OTHER EVENTS.

                         3M WINS MAJOR INSURANCE RULING

         St. Paul, MN - Aug. 21, 2003 - The Minnesota Supreme Court ruled in favor of 3M today in litigation with its insurers over insurance coverage for breast implant claims. The court's ruling confirms insurance coverage owed to 3M by 29 insurers remaining in the case and holds that these insurers are liable up to the limits of their respective policies. This ruling



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essentially concludes the eight-year litigation between 3M and these insurers.
Subsequent proceedings to effectuate today's ruling are expected.

         "We're very pleased by the court's decision today requiring insurers to provide the insurance benefits purchased by 3M," said Richard Ziegler, senior vice president, Legal Affairs and General Counsel. "This ruling is good not only for 3M, but for all policyholders because it reaffirms insurers' responsibility to meet their coverage obligations."

         3M expects to collect approximately $250 million from these insurers as a result of this decision. This event will not impact 3M's earnings as the amount received will offset a portion of a previously recorded receivable.

FORWARD-LOOKING STATEMENTS
This news release contains forward-looking statements that reflect current views and estimates of 3M's management of future economic circumstances, industry conditions, company performance and financial results. The statements are based on many assumptions and factors, such as legal proceedings, as described in the Company's Annual Report on Form 10-K for the year ended December 31, 2002, and in its subsequent periodic reports on Forms 10-Q. Any changes in such assumptions or factors could produce significantly different results.

ABOUT 3M - A GLOBAL, DIVERSIFIED TECHNOLOGY COMPANY
Every day, 3M people find new ways to make amazing things happen. Wherever they are, whatever they do, the company's customers know they can rely on 3M to help make their lives better. 3M's brands include icons such as Scotch, Post-it, Scotchgard, Thinsulate, Scotch-Brite, Filtrete, Dyneon and O-Cel-O. Serving customers in more than 200 countries around the world, the company's 70,000 people use their expertise, technologies and global strength to lead in major markets including consumer and office; display and graphics; electronics and telecommunications; safety, security and protection services; health care; industrial and transportation.


Scotch, Post-it, Scotchgard, Thinsulate, Scotch-Brite, Filtrete, Dyneon and O-Cel-O are trademarks of 3M Company.



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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                           3M COMPANY

                                           By: /s/ Gregg M. Larson
                                               -------------------
                                                   Gregg M. Larson,
                                                   Secretary

Dated: August 21, 2003